EXHIBIT 14: Accountant's Consent Letter from Mazars LLP

The Directors Seven Arts Pictures Plc 2-3 Fareham Street London W1D 3B UK	Our ref	2008/ Seven Arts/Consent Ltr

	Telephone	020 7063 4000

2 December 2008

Dear Sirs

Seven Arts Pictures Plc (the ‘Company’) – Form 20-FR/A Securities Exchange Registration Statement.

We hereby give our consent to the inclusion in the Securities Exchange Registration Statement (the ‘Document’) dated December 2008, issued by the Company, of our accountants’ reports in Item 17 of the Document in the form and context in which they are included and to the reference to our firm under the heading “Statements by Experts” in the Document.

Yours faithfully

/s/ Robin Stevens
Mazars LLP